UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 30, 2020

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed, in October and November 2019, Xcel Energy entered into equity forward agreements in connection with a public offering of 11.845 million shares of Xcel Energy common stock, which included an over allotment of 1.545 million shares. Under the equity forward agreements, Xcel Energy had the right to elect physical, cash or net share settlement for all or a portion of its obligations under the agreements.
On Nov. 30, 2020, Xcel Energy settled the equity forward agreements by physically delivering the 11.845 million shares of common equity and receiving cash proceeds of $720.9 million. The forward price used to determine cash proceeds received by Xcel Energy at settlement was calculated based on the November 2019 public offering price of Xcel Energy’s common stock, adjusted as provided in the equity forward agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nov. 30, 2020	Xcel Energy Inc. (a Minnesota corporation)

/s/ Sarah W. Soong
Sarah W. Soong
Vice President and Treasurer